Exhibit 4.29

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No.

dated as of

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds,     % Series due

SUPPLEMENTAL INDENTURE NO.

SUPPLEMENTAL INDENTURE No.     , dated as of the      day of             ,         , made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No.     being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No.      are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered Supplemental Indenture No.     for the purpose of creating the series of Securities set forth in Exhibit A hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish three series of Securities, such series of Securities to be hereinafter sometimes called, respectively, “Securities of Series No.     .”

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No.     . The Company has duly authorized the execution and delivery of this Supplemental Indenture No.     to establish the designation and certain terms of the Securities of Series No.     and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No.     a valid agreement of the Company, and to make the Securities of Series No.     valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO.     WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit B attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO.

SECTION 101.	Creation of Series No. .

There is hereby created a series of Securities designated “First Mortgage Bonds,     % Series due             ,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $         and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated                     ;

(c) have a Stated Maturity of             , subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANTS

SECTION 201.	[Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No.     , or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.]

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301.	Single Instrument.

This Supplemental Indenture No.     is a supplement to the Original Indenture as heretofore supplemented. As supplemented by this Supplemental Indenture No.     , the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No.      shall together constitute the Indenture.

SECTION 302.	Effect of Headings.

The Article and Section headings in this Supplemental Indenture No.     are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No.      to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:
Name:
Title:

ATTEST:

Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this      day of             ,         , before me, a notary public, the undersigned, personally appeared             , who acknowledged himself to be the              of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such             , being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as             .

In witness whereof, I hereunto set my hand and official seal.

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this      day of             ,         , before me, a notary public, the undersigned, personally appeared , who acknowledged himself to be a              of THE BANK OF NEW YORK MELLON, a corporation and that he, as             , being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as             .

In witness whereof, I hereunto set my hand and official seal.

By:

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

Global Structured Finance

101 Barclay Street, 4th Floor

New York, New York 10286

Attn: Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

EXHIBIT A

KENTUCKY UTILITIES COMPANY

BONDS ISSUED AND OUTSTANDING

under the Indenture, dated as of October 1, 2010

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$350,779,405

2	November 1, 2010	2	First Mortgage Bonds, 1.625% Series due 2015	November 16, 2010	$250,000,000	$250,000,000

2	November 1, 2010	3	First Mortgage Bonds, 3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000

2	November 1, 2010	4	First Mortgage Bonds, 5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000

[1]	As of March 1, 2012.

EXHIBIT B

KENTUCKY UTILITIES COMPANY

REAL PROPERTY

[Add Schedule of additional real property owned in fee located in the Commonwealth of Kentucky]